UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): December 28, 2010 (December 22, 2010)

Joway Health Industries Group Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-108715	98-0221494
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 2 Baowang Road Baodi Economic Development Zone Tianjin, PRC		300180
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 86-22-58896888

G2 Ventures, Inc.

16th Floor, Tianjin Global Zhiye Square, 309 Nanjing Road,

Nankai District, Tianjin, PRC 300100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Company reports that it has completed the change of its jurisdiction of incorporation from the State of Texas to the State of Nevada, under the Texas Business Organizations Code and the Nevada Revised Statutes, by way of conversion (the “Conversion”). On December 1, 2010, the Company’s Board of Directors approved the Conversion and the Articles of Incorporation changing its name to “Joway Health Industries Group Inc.” The Company’s majority shareholder approved the Conversion and Articles of Incorporation by written consent on December 1, 2010.

The Company filed Articles of Conversion with the Texas Secretary of State on December 21, 2010 and Articles of Conversion with the Nevada Secretary of State on December 22, 2010. Copies of the Articles of Conversion filed with the Secretaries of State of Texas and Nevada and the Company’s new Articles of Incorporation and Bylaws, are attached hereto as exhibits.

There was no change to the Company’s board of directors or officers. The Company is now a Nevada corporation governed by the Nevada Revised Statutes.

Exhibit	Description

3.1	Articles of Conversion as filed with Texas Secretary of State

3.2	Articles of Conversion as filed with Nevada Secretary of State

3.3	Articles of Incorporation of Joway Health Industries Group Inc., a Nevada corporation

3.4	Bylaws of Joway Health Industries Group Inc., a Nevada corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 28, 2010

Joway Health Industries Group Inc.
(Registrant)

By:	/S/ JINGHE ZHANG
(Signature)

President and Chief Executive Officer
(Title)